                       SECURED CONVERTIBLE PROMISSORY NOTE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR UNDER ANY STATE SECURITIES LAW AND SUCH SECURITIES MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY OR COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED, OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.

$500,000.00                                                  New York, New York
                                                                   July 8, 1999

               FOR VALUE RECEIVED, Adatom, Inc., a California corporation with offices at 920 Hillview Court, Suite 160, Milipitas, CA 95035, (the "Company"), promises to pay to Jesup & Lamont Acquisition Company, LLC and its successors and assigns (the "Holder") at 650 Fifth Avenue, 3rd Floor, New York, New York 10019, or at such other place within the continental United States as the Holder may from time to time designate by written notice to the Company, in lawful money of the United States of America, the aggregate sum of Five Hundred Thousand ($500,000.00) Dollars (the "Principal Amount"). All principal, premiums and interest are to be paid without setoff or counterclaim as set forth below. The Company further agrees as follows:

Section 1.     Engagement Agreement.

This Note is being issued in connection with a letter agreement, dated April 27, 1999 (the "Engagement Agreement"), between the Company and Jesup & Lamont Securities Corporation.

Section 2.     Payments.

              (a) Unless this Note shall be converted in accordance with the provisions of Section 7 or redeemed earlier in accordance with Section 2(b) hereof, the Principal Amount, together with the redemption premium described below, shall be due and payable on June 8, 2000 as set forth in Section 2(c) hereof.

              (b) The Company shall have the right to prepay this Note in full or in part at any time in an amount equal to the unpaid Principal Amount multiplied by the Premium Percentage set forth below which corresponds to the date of such prepayment, it being understood that if such prepayment occurs prior to any given date set forth below, then the Premium Percentage at the immediately preceding date shall apply.

                         Date                   Premium Percentage
                         ----                   ------------------
                 Prior to November 30, 1999          100.00%

                 November 30, 1999                   111.80%

                 December 31, 1999                   113.90%

                 January 31, 2000                    116.04%

                 February 28, 2000                   118.22%

                 March 31, 2000                      120.44%

                 April 30, 2000                      122.70%

              (c) The Company shall redeem this Note on June 8, 2000 in an amount equal to 125% multiplied by the unpaid Principal Amount of this Note.

              (d) In the event that all or part of the principal of this Note is not paid timely, interest shall accrue from the date of such default on the unpaid Principal Amount at the rate of fifteen percent (15%) per annum, and shall be due and payable on the first day of each month until the repayment of this Note.

              (e) The Company and the Holder intend that this Note comply with any applicable usury laws from time to time in effect. In furtherance thereof, the Company and the Holder stipulate and agree that none of the items and provisions contained in this Note shall be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the highest lawful rate under applicable law.

Section 3.    Representations, Warranties and Covenants of the Company.

              The Company represents, warrants and covenants to the Holder as follows:

              (a) Due Organization, etc. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization.

              (b) Authority. The Company has all requisite corporate power and authority to own, lease, license and use its properties and assets to conduct the business in which it is engaged. The Company has full power and authority to execute and deliver this Note and to grant the Security Interest (as defined herein) granted herein, and the execution and delivery by the Company of this Note, and the performance of its obligations hereunder, have been duly authorized by all necessary corporate or other action. This Note is the legal, valid and binding obligation of the Company enforceable against it in accordance with the terms hereof.

              (c) Qualification. The Company is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, the failure of which would have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of the Company.

              (d) Capitalization. The Company's authorized capital stock consists of 10,000,000 shares of common stock, no par value per share (the "Common Stock") of which approximately 2,384,600 shares of Common Stock are issued and outstanding (excluding approximately 1,800,000 shares issuable upon the repayment and/or the conversion of outstanding indebtedness in favor of Richard Barton, approximately 317,364 shares issuable to Hamilton F. Richardson and E.M. Davidson and approximately 160,733 shares issuable to Neal J. Polan). The total shares of capital stock of the Company used to calculate the fully diluted shares outstanding prior to this Note is 4,662,697, as described in
Schedule 1. There are no other outstanding subscriptions, options, warrants (other than warrants issued to the Holder in connection with this Note, as contemplated by the Engagement Agreement or otherwise) rights, pre-emptive rights or other contracts, commitments, undertakings or arrangements, including any right of conversion or exchange under any outstanding security, promissory note, instrument or option (collectively "Options"), obligating the Company to issue or sell any share of its capital stock or grant, extend or enter into any Option.

              (e) No Dividends, Redemptions. The Company will not (i) declare or pay any dividend or make any other distribution on any equity securities of the Company, except dividends or distributions payable in equity securities of the Company, or (ii) purchase, redeem or otherwise acquire or retire for value any equity securities of the Company, if, upon giving effect to such dividend, distribution, purchase, redemption, or other acquisition, the net worth of the Company would be reduced to less than an amount equal to the remaining indebtedness outstanding under this Note.

              (f) Related Transactions. The Company will not engage in any transaction of any kind or nature with any affiliate of the Company unless such transaction, or in the case of a course of related or similar transactions or continuing transactions is or are upon terns which are fair to the Company and which are reasonably similar to, or more beneficial to the Company than the terms deemed likely to occur in similar transactions with unrelated persons under the same circumstances.

              (g) (i) No Liens. Except as set forth on Exhibit C annexed hereto, the Company has not created, incurred, assumed or suffered to exist any Lien (as hereinafter defined). Except for the Liens described in Exhibit C, the Company shall not, without the prior written consent of Holder, create, incur, assume or suffer to exist (collectively, "incur") any mortgage, pledge, security interest, assignment, lien (statutory or other), claim, encumbrance of any kind, license or sublicense or security interest (collectively, "Lien") in or upon any of the Collateral (as defined herein), except for liens for taxes, assessments or similar charges incurred in the ordinary course of business that are not yet due and payable.

                  (ii) Except for the secured and unsecured indebtedness incurred to the persons and/or entities listed and described on Exhibit B annexed hereto, the Company does not have any outstanding indebtedness for borrowed money. The Company shall not, without prior written consent of Holder, incur any liability in respect of borrowed monies in excess of $250,000.00, after the date hereof.

               (h) Maintenance of Collateral. The Company will maintain the Collateral in good operating condition and repair.

               (i) Sale or Disposition. The Company will not sell, contract for sale or otherwise dispose of any of the Collateral or any interest therein, other than in the ordinary course of business or except as may be contemplated in the Letter of Intent, dated April 27, 1999, between the Company and Healthcore Medical Solutions, Inc., a Delaware corporation ("Healthcore"), pursuant to which Healthcore and the Company have agreed to effectuate a merger whereby Healthcore will become the surviving entity (the "Merger").

              (j) Taxes. The Company will pay promptly when due all taxes incurred in its use or operation, except for taxes and assessments which are being contested in good faith.

              (k) Further Assurances. The Company will promptly execute and deliver to the Holder such financing statements, certificates, notices and other documents or instruments as may be necessary to enable the Holder to perfect or from time to time perfect, renew or continue the Security Interest granted herein, including, without limitation, such financing statements, certificates and other documents as may be necessary to perfect a security interest in any additional Collateral hereafter acquired by the Company or in any replacements or proceeds thereof. The Company hereby authorizes Holder to take all action (including, without limitation, the filing of any Uniform Commercial Code Financing Statements or amendments thereto without the signature of the Company or the notification of any account debtor or payor) that Holder may deem necessary or desirable to perfect or otherwise protect the Security Interest described hereunder and to obtain the benefits of this Note.

              (l) No Conflict. The Company is not in default under any material indenture, mortgage, deed of trust, agreement or other instrument to which it is a party or by which it or any of its assets may be bound; and (ii) the execution and delivery of this Note and compliance with the provisions hereof shall not violate any provision of law applicable to the Company nor shall the same conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, the certificate of incorporation or by-laws of the Company or result in the breach of, constitute any default under, or conflict with the terms of any indenture, mortgage, agreement or other instrument to which the Company is party or by which they or any of their assets may be bound or result in the creation or imposition of any Lien upon any of the Collateral, other than for the Security Interest granted hereunder.

              (m) Consents. No consent, approval, order, authorization of, or registration, qualification or filing with, any governmental authority or any other party is required on the part of the Company in connection with the execution and delivery of this Note, the granting of the Security Interest granted herein, and the performance and consummation of the transactions contemplated hereby, other than (i) such consents that have been obtained and
(ii) the filing of any financing statement or similar instrument that is required to perfect Holder's Security Interest.

              (n) Litigation. There are no suits, proceedings or investigations pending or, to the Company's knowledge, threatened, against the Company or Subsidiary which questions the validity of this Note or which, individually or in the aggregate, if determined adversely, would have a material adverse effect on the Collateral or the business, operation or condition (financial or otherwise) of the Company.

              (o) Title. The Company is the sole owner of, and has good title to, the Collateral, free and clear of any Lien, except for the Security Interest granted hereby and any liens set forth on Exhibit C hereto and for taxes, assessments and other liens for which the obligations represented thereby are not yet due and payable. There is no financing statement or similar filing now on file in any public office covering any part of the Collateral, other than in favor of Healthcore.

              (p) Locations. The chief executive office of the Company is located at the address set forth above. All inventory and equipment held on the date hereof by the Company is located at one of the locations shown on Exhibit A hereto.

              (q) Use of Proceeds. The Company shall use the proceeds of the loan evidenced by this Note solely for general working capital purposes. In no event shall any portion of the proceeds of the loan evidenced hereby be used for the repayment of indebtedness of the Company to management, officers, directors, shareholders and/or any other affiliate of the Company.

              (r) Ordinary Course. While all or any portion of this Note is outstanding, the Company shall conduct its operations according to the ordinary and usual course of the business consistent with past practice, and use its commercially reasonable efforts to preserve intact its present business organization and structure, to keep available the services of its present officers, to preserve and maintain its assets and the goodwill of the business and to preserve its relationships with customers and others having business dealings with the Company..

Section 4.    Security Interest.

              (a) The Company hereby grants to the Holder a continuing priority security interest in and lien on (the "Security Interest") the Collateral to secure performance and payment of this Note, and (ii) all other obligations and indebtedness of the Company to Holder of whatever kind and whenever or however created or incurred, whether absolute or contingent, matured or unmatured, direct or indirect, in connection with this and related transactions (all of the foregoing being the "Secured Indebtedness"). The Security Interest granted herein shall continue in full force and effect until all of the Secured Indebtedness has been discharged or converted into Common Stock in accordance with the terms hereof.

               (b) The Secured Indebtedness shall be secured by the Security Interest in the Collateral, and shall be senior to all other the indebtedness of the Company, except with respect to any liens of Healthcore Medical Solutions, Inc. set forth on Exhibit C hereto, which the Company acknowledges shall be pari passu with the Security Interest granted hereby.

              (c) As used herein, the term "Collateral" shall mean and include all of the Company's right, title and interest in and to all tangible and intangible property of the Company whether now or hereafter existing, of every kind and description, now owned or hereafter acquired and wherever located and the proceeds (including any insurance proceeds), products and accessions of and to any thereof, and all books and records pertaining to all of the foregoing, all of which are and shall at all times be and remain, free and clear of any and all Liens.

Section 5.     Events of Default.

         It shall be an Event of Default with respect to this Note upon the occurrence and, where applicable, continuation uncured, of any of the following events:

              (a) Default in Payment, etc.

                  (i) a default in the payment of the Principal Amount or redemption premium on this Note, when and as the same shall become due and payable, either by the terms hereof or upon redemption or otherwise, which default shall continue uncured for a period of three (3) days after receipt by the Company of notice of such default; or

                  (ii) a material default in the performance, or material breach, of any representation, warranty or covenant of the Company in this Note and continuance of such default or breach uncured for a period of ten (10) days after receipt by the Company of notice as to such breach.

              (b) Bankruptcy, Insolvency, etc. The entry of a decree or order by a court having jurisdiction adjudging the Company bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company, under federal or other applicable bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, dissolution, liquidation or other similar law, or the commencement by the Company of a voluntary case under federal or other applicable bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, dissolution, liquidation or other similar law, or the consent by the Company to the institution of bankruptcy, dissolution, liquidation or insolvency proceedings against it, or the filing by either of them of a petition or answer or consent seeking reorganization or relief under federal or other applicable bankruptcy law or any other applicable federal, state or other law, or the consent by either of them to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or similar official, of the Company or of any substantial part of either of their property, or the making by either of them of an assignment for the benefit of creditors, or the admission by either of them in writing of the inability to pay their debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

              (c) Acceleration on Other Indebtedness, etc.

                  (i) The acceleration (prior to its stated maturity) of principal of or interest on any other indebtedness for borrowed money owed by the Company by any holder of any such indebtedness.; or

                  (ii) Payment of any indebtedness of the Company in excess of $100,000 prior to the payment in full of the Principal Amount or redemption premium of the Note.

Section 6.    Remedies Upon Default.

              (a) Acceleration. Upon an Event of Default and at any time during the continuation thereof, the Holder, by notice given to the Company, may declare the entire unpaid Principal Amount, plus any redemption premium that would be paid in full on the date of such declaration of this Note then outstanding to be due and payable immediately, and upon any such declaration the same shall become and be due and payable immediately, anything herein contained to the contrary notwithstanding.

              (b) Remedies Regarding Security Interest in Collateral. Upon the occurrence of any Event of Default, the Holder shall have the following additional rights and remedies:

                  (i) All rights and remedies provided by law, including, without limitation, those provided by the Uniform Commercial Code as in effect in the State of California from time to time (the "UCC").

                  (ii) The right to take possession of the Collateral and, in addition thereto, the right to enter upon any premises on which the Collateral or any part thereof may be situated, without notice, and remove the same therefrom. The Holder may require the Company to make the Collateral (to the extent the same is moveable) available to the Holder at a place to be designated by the Holder which is reasonably convenient to both parties at the Company's expense. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Holder will give the Company at least two (2) days' prior written notice at the address of the Company set forth above (or at such other address or addresses as the Company shall specify in writing to the Holder) of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the UCC) that reasonable notification be given of the time and place of such sale or other disposition. After deducting all reasonable costs and expenses of collection, storage, custody, sale or other disposition and delivery (including reasonable legal costs and attorneys' fees, expenses and disbursements) and all other charges against the Collateral, the remaining proceeds of any such sale or disposition shall be applied to the payment of the Secured Indebtedness in such order of priority as the Holder shall determine and any surplus shall be returned to the Company or to any person or party lawfully entitled thereto. In the event the proceeds of any sale, lease or other disposition of the Collateral hereunder are insufficient to pay all of the Secured Indebtedness in full, the Company will be liable for the deficiency, together with interest thereon at the highest rate of interest provided in this Note, and the costs and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable attorneys' fees, expenses and disbursements.

              (c) Proceedings and Actions. During the continuation of any Event of Default, the Holder may institute such actions and proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the Principal Amount of this Note plus, as applicable, the redemption premium referred to in subsection (a) above, to the date of payment plus reasonable expenses of collection including, without limitation, reasonable attorneys' fees and expenses. All rights and remedies available to the Holder pursuant to the provisions of this Note, applicable law and otherwise are cumulative, not exclusive and are enforceable alternatively and/or concurrently by Holder.

Section 7.    Automatic Conversion.

              This Note shall automatically convert into 233,135 fully registered and freely tradable shares of Common Stock immediately prior to the effective time of the Merger (the "Conversion Shares") which shall be equal to 4.74% of the total shares of capital stock of the Company outstanding (on a fully diluted basis) prior to the effective date of the Merger.

Section 8.    Anti-Dilution Provisions.

              In the event of any of the foregoing circumstances, the number of Conversion Shares shall be subject to adjustment as follows:

              (a) In case the Company shall hereafter (i) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class); (ii) subdivide its outstanding shares of Common Stock; (iii) combine its outstanding shares of Common Stock into a smaller number of shares; (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company; or (v) issue additional shares of its common stock, which dividend, subdivision, combination, reclassification or issuance shall result in the aggregate amount of the Conversion Shares being less than 4.74% of the total issued and outstanding shares of the Company (on a fully diluted basis) after giving effect to (i), (ii), (iii), (iv) or (v), as the case may be, then the number of Conversion Shares issuable to Holder upon the conversion of this Note shall be adjusted so that Holder shall receive such number of Conversion Shares as shall equal 4.74% of the total issued and outstanding shares of the Company (on a fully diluted basis). An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend, subdivision, combination, reclassification, or issuance of additional stock of the Company.

              (b) All calculations under this Section 8 shall be made to the nearest one-one hundredth of a share but in no event shall the Company be obligated to issue fractional shares hereunder.

              (c) In case of any reclassification or change of the Conversion Shares (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a Subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon the conversion of this Note other than a change in par value or from par value to no par value or from no par value to par value) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Holder of the Note shall have the right thereafter to receive on the conversion thereof the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder equal to 4.74% of the total outstanding Shares of the Company. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided elsewhere in this Section (8). The above provisions of this Section 8 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances;

              (d) Notwithstanding the foregoing, the Company shall, from time to time, adjust the number of Conversion Shares, if necessary, so that the Holder hereof shall receive such number of Conversion Shares as shall equal 4.74% of the total issued and outstanding capital stock of the Company (on a fully diluted basis) immediately prior to the Effective Date of the Merger;

              (e) Before taking any action which would cause an adjustment in the number of Conversion Shares issuable hereunder, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of the Company at such adjusted Exercise Price.

Section 9.    Restrictions on Transfer.

              The Holder acknowledges that it has been advised by the Company that this Note has not been registered under the Securities Act of 1933, as amended (as amended, the "Act"), and that the Note is being issued on the basis of the statutory exception provided by section 4(2) of the Act and/or Regulation D promulgated thereunder relating to transactions by an issuer not involving any public offering. Holder hereby represents and warrants to the Company that (I) it is acquiring the Note for its own account, for investment purposes only and not with a view toward the distribution or resale thereof, (ii) it is a sophisticated investor and had access to the same kind of information which would be available in a registration statement filed under the Act, and (iii) it understands that it may not sell or otherwise dispose of this Note in the absence of either a registration statement under the Act or an exemption from the registration provisions thereunder and in accordance with the transfer provisions set forth in this Section 9 of this Note. The Holder acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of Note. In particular, the Holder agrees that no sale, assignment or transfer of any Note shall be valid or effective, and the Company shall not be required to give any effect to any such sale, assignment or transfer, unless (i) the sale, assignment, or transfer of the Note is registered under the Act, it being understood that the Note is not currently registered under the Act and that the Company has no obligation or intention to register the Note, or (ii) the Note is sold, assigned, or transferred in accordance with all the requirements and limitations of Rule 144 under the Act, it being understood that Rule 144 is not available at the present time for the sale of the Note and that there can be no assurance that Rule

144 sales will be available at any time in the future, or (iii) such sale, assignment, or transfer is otherwise exempt from registration under the Act. The Holder and each transferee hereof further agrees that if any distribution of the
Note is proposed to be made by them otherwise than by delivery of a prospectus meeting the requirements of Section 10 of the Act, such action shall be taken only after submission to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed distribution will not be in violation of the Act or of applicable state law. Furthermore, it shall be a condition to the transfer of the Note that any transferee thereof deliver to the Company his written agreement to accept and be bound by all of the terms and conditions contained in this Note. Notwithstanding the foregoing, (i) no sale, assignment or transfer of this Note shall be made on or prior to September 30, 1999, and (ii) after September 30, 1999, no assignment or transfer of this Note or any Notes into which this Note has been exchanged shall be made if such assignment or transfer would result in more than 10 holders of Notes.

Section 10.   Miscellaneous.

              (a) This Note may be altered only by prior written agreement signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought. This Note may not be modified by an oral agreement, even if supported by new consideration.

              (b) Subject to subsection (a) above, the obligations under this Note may not be assigned by the Company without the prior written consent of the Holder (or all of the Holders). The covenants, terms and conditions contained in this Note apply to and bind the heirs, successors, executors, administrators and assigns of the parties.

              (c) Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new Note of like tenor and of the same series, in lieu of this Note.

              (d) This Note constitutes a final written expression of all of the terms of the agreement between the parties regarding the subject matter hereof, and supersedes all prior agreements, understandings, and representations between the parties (except the Engagement Agreement). If any provision or any word, term, clause, or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect.

              (e) This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflicts of law principles. The Company agrees that any dispute or controversy arising out of this Note shall be adjudicated in a court located in New York City, and hereby submits to the exclusive jurisdiction of the courts of the State of New York located in New York, New York, and of the federal courts in the Southern District of New York, and irrevocably waives any objection it now or hereafter may have respecting the venue of such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, and consents to the service of process in any such action or proceeding by means of registered or certified mail, return receipt requested, to the address set forth below.

              (f) All notices, consents, or other communications provided for in this Note or otherwise required by law shall be in writing and may be given to or made upon the respective parties at the following mailing address:

               Holder:       Jesup & Lamont Acquisition Company, LLC
                             650 Fifth Avenue
                             3rd Floor
                             New York, New York 10019
                             Attention:  Howard F. Curd

               Company       Adatom, Inc.
                             920 Hillview Court
                             Milipitas, CA  95305
                             Attention:  Richard Barton

               Such addresses may be changed by notice given as provided in this subsection. Notices shall be effective upon the date of receipt; provided, however, that a notice (other than a notice of a changed address) sent by certified or registered U.S. mail, with postage prepaid, shall be presumed received no later than three (3) business days following the date of sending.

        IN WITNESS WHEREOF, the Company has executed this Note effective as of the date first set forth above.

                                    ADATOM, INC.

                                    By: /s/ Richard S. Barton
                                       -------------------------------------
                                       Name:   Richard S. Barton
                                       Title:  President & CEO


Schedules

Schedule 1:    Capitalization Calculation

Exhibits
--------

Exhibit A:     Location of Inventory and Equipment
Exhibit B:     Senior Indebtedness
Exhibit C:     Existing Liens

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                                   Schedule 1

                           Capitalization Calculation



                   TABLE NOT IN E-MAIL AND SET NEW IMPOSSIBLE

                                    Exhibit A

                       Location of Inventory and Equipment





                                  Adatom, Inc.
                               920 Hillview Court
                               Milpitas, CA 95308






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                                    Exhibit B


                                  Indebtedness

1. Unsecured loan in the principal amount of $1,800,000 in favor of Richard Barton which will be converted directly and indirectly into 1,800,000 shares of common stock, as set forth on Schedule 1 hereto, prior to the effective date of the Merger.

2. Secured promissory note in the principal amount of $250,000 in favor of Healthcore Medical Solutions, Inc.






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                                    Exhibit C


                                 Existing Liens




1.      Healthcore  security interest in all assets of Adatom








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